Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Second Quarter Financial Results

Sales Order Backlog up 30% since March 31, 2019

Westminster, MA – November 13, 2019 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the second quarter and six months ended September 30, 2019.

“Our results for the second quarter were impacted by increased costs associated with a loss provision for certain projects in progress, and under-absorbed factory overhead incurred as we start up on new projects,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “However, with all of the new projects coming online in the second quarter, we expect to return to profitability during the second half of fiscal 2020.”

The first six months of fiscal 2020 were highlighted by a $3.8 million increase in our sales order backlog to $16.4 million compared to March 31, 2019, a result of booking approximately $11 million of additional orders over the period. In addition, the Company generated $0.9 million of cash from operations in the six months ended September 30, 2019. New project startup activity during the second quarter should provide sequential revenue improvement over the final two quarters of fiscal 2020.

Second Quarter of Fiscal 2020 Financial Results

•	Net sales were $3.1 million or 15% lower when compared to $3.6 million in the same quarter a year ago.
•	Gross profit was $0.4 million, down from $1.1 million in the same quarter last year.
•	SG&A was $741,000 or $10,000 lower than the same quarter last year.
•	Operating loss was $327,000 compared to operating income of $344,000 in the same period a year ago.

Six Months of Fiscal 2020 Financial Results

•	Net sales were $7.4 million or 4% lower when compared to $7.7 million in the same period a year ago.
•	Gross profit was $1.5 million, down 29% when compared to the same period last year.
•	SG&A was $1.5 million, unchanged from the same period last year.
•	Operating income was $41,000 compared to operating income of $666,000 in the same period a year ago.
•	Net income (loss) was $0.4 million lower when compared to the same period a year ago.
•	EBITDA was $0.6 million lower when compared to the same period a year ago.

Financial Position

At September 30, 2019, TechPrecision had $2.6 million in cash, and working capital of $6.2 million compared to $2.0 million in cash and working capital of $6.3 million at March 31, 2019.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on November 13, 2019. To participate in the live conference call, please dial 1-844-407-9500 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-298-0850. When prompted, reference TechPrecision.

A replay will be available until December 13, 2019. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 56570. The call will also be available over the Internet at https://www.investornetwork.com/event/presentation/56570.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,554,512	$2,036,646
Accounts receivable, net	826,841	1,010,443
Contract assets	3,589,021	4,390,832
Inventories	1,902,965	1,240,315
Other current assets	619,833	498,059
Total current assets	9,493,172	9,176,295
Property, plant and equipment, net	4,492,123	4,860,609
Deferred income taxes	2,021,704	2,004,346
Other noncurrent assets, net	10,263	6,233
Total assets	$16,017,262	$16,047,483

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$783,393	$609,082
Accrued expenses	859,585	753,499
Contract liabilities	816,385	740,947
Current portion of long-term debt	853,888	822,105
Total current liabilities	3,313,251	2,925,633
Long-term debt	2,994,835	3,410,542
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,254,594 and 29,234,594 shares issued and outstanding, at September 30, 2019 and March 31, 2019	2,925	2,923
Additional paid in capital	8,761,554	8,693,106
Accumulated other comprehensive income	21,602	21,940
Retained earnings	923,095	993,339
Total stockholders’ equity	9,709,176	9,711,308
Total liabilities and stockholders’ equity	$16,017,262	$16,047,483

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Net sales	$3,074,076	$3,621,185	$7,408,344	$7,720,008
Cost of sales	2,660,558	2,526,085	5,885,325	5,572,384
Gross profit	413,518	1,095,100	1,523,019	2,147,624
Selling, general and administrative	740,967	751,037	1,482,380	1,481,502
(Loss) income from operations	(327,449)	344,063	40,639	666,122
Other income	1,448	4,275	20,878	7,015
Interest expense	(72,596)	(90,249)	(149,119)	(185,634)
Total other expense, net	(71,148)	(85,974)	(128,241)	(178,619)
(Loss) income before income taxes	(398,597)	258,089	(87,602)	487,503
Income tax (benefit) expense	(107,576)	77,374	(17,358)	142,403
Net (loss) income	$(291,021)	$180,715	$(70,244)	$345,100
Other comprehensive (loss) income, before tax:
Foreign currency translation adjustments	$(159)	$(509)	$(338)	$(2,420)
Other comprehensive (loss) income, net of tax	$(159)	$(509)	$(338)	$(2,420)
Comprehensive (loss) income	$(291,180)	$180,206	$(70,582)	$342,680
Net (loss) income per share basic	$(0.01)	$0.01	$(0.00)	$0.01
Net (loss) income per share diluted	$(0.01)	$0.01	$(0.00)	$0.01
Weighted average number of shares outstanding:
Basic	29,254,594	28,824,593	29,254,048	28,824,593
Diluted	29,254,594	30,150,485	29,254,048	30,054,055

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(70,244)	$345,100
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	380,030	372,060
Amortization of debt issue costs	20,770	29,846
Stock based compensation expense	61,250	96,518
Change in contract loss provision	186,603	15,255
Deferred income taxes	(17,358)	142,403
Changes in operating assets and liabilities:
Accounts receivable	183,602	629,238
Contract assets	801,811	(1,142,803)
Inventories	(662,650)	(3,501,075)
Other current assets	(121,774)	19,924
Accounts payable	174,311	685,733
Accrued expenses	(73,954)	121,343
Contract liabilities	75,438	1,503,079
Net cash provided by (used in) operating activities	937,835	(683,379)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(11,544)	(228,148)
Net cash used in investing activities	(11,544)	(228,148)
CASH FLOWS FROM FINANCING ACTIVITIES
Deferred loan costs	(5,835)	--
Repayment of long-term debt	(402,889)	(377,323)
Net cash used in financing activities	(408,724)	(377,323)
Effect of exchange rate on cash and cash equivalents	299	978
Net increase (decrease) in cash and cash equivalents	517,866	(1,287,872)
Cash and cash equivalents, beginning of period	2,036,646	2,689,110
Cash and cash equivalents, end of period	$2,554,512	$1,401,238

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income

The following table provides a reconciliation of EBITDA to net (loss) income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

(dollars in thousands)	Six months ended September 30, 2019	Six months ended September 30, 2018	Change Amount
Net (loss) income	$(70)	$345	$(415)
Income tax (benefit) expense	(17)	142	(159)
Interest expense (1)	149	186	(37)
Depreciation	380	372	8
EBITDA	$442	$1,045	$(603)

(1)	Includes amortization of debt issue costs.

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